AMENDMENT NO. 1 TO SECURITY AGREEMENT

AMENDMENT NO. 1 TO SECURITY AGREEMENT dated as of July 22, 2002 (this "Amendment No. 1") executed and delivered pursuant to the Security Agreement, referred to below, by MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC., a Nevada corporation (the "Borrower" or the "Grantor"), in favor of the holders (as set forth in Schedule I) of the Notes (as defined herein) (each a "Secured Party" and collectively the "Secured Parties").

Background

A. The Secured Parties have made certain loans to the Borrower in the aggregate principal sum of approximately $ 7,456,407 (the "Loans"), which loans are evidenced by the promissory notes described on Schedule II attached hereto and made a part hereof (each as amended, modified, renewed, extended or replaced from time to time, a "Note" and collectively, the "Notes").

B. SDS Merchant Fund, L.P., a Delaware limited partnership ("SDS") and the Borrower have entered into a letter agreement of even date herewith (the "Letter Agreement"), pursuant to which SDS has agreed to fund the Borrower's operations and obligations for the month of August 2002, up to a maximum amount of $380,000, on the terms and subject to the conditions set forth therein.

C. The Grantor has entered into a certain Amended and Restated Security Agreement dated as of May 23, 2002 in favor of the Secured Parties, pursuant to which the Grantor granted to the Secured Parties a security interest in all of its personal property, subject to certain exceptions set forth therein (the "Excluded Assets") (the "Existing Security Agreement" and the same as it may be amended, restated, modified and/or supplemented from time to time, the "Security Agreement").

D. As a condition to the Loans made on or about the date hereof, and as a condition to the Letter Agreement, the Grantor has agreed to enter into this Amendment No. 1 providing, among other things, for the grant of a security interest in the Excluded Assets, to secure, among other things, the prompt payment of all obligations of the Borrower to the Secured Parties under the Notes and the Letter Agreement.

NOW THEREFORE, the parties hereto, in consideration of the above premises and intending to be legally bound, hereby agree as follows.

ARTICLE 1 DEFINITIONS.

1.1 Except as otherwise defined in this Amendment No. 1, initially capitalized terms shall have the meaning assigned to such terms in the Security Agreement.

ARTICLE 2 AMENDMENTS TO EXISTING SECURITY AGREEMENT.

2.1 Excluded Assets. From and after the date hereof, the grant of a lien and security interest as provided in Section 1 shall extend to, and the term "Collateral" shall include, all of the Excluded Assets. In connection with the foregoing, the following Sections of the Existing Security Agreement are hereby amended in the manner set forth below:

2.1.1 Section 1 of the Existing Security Agreement shall be amended by deleting therefrom the following two sentences in their entirety:

Notwithstanding the foregoing, provisions of this Section 1, the grant of a lien and security interest as provided herein shall not extend to, and the term "Collateral" shall not include, any "Excluded Assets". The "Excluded Assets" shall mean (i) the Grantor's ownership interest in any new subsidiary formed after the date hereof which is granted a license to use and exploit the source code to the Grantor's computer software relating to digital video recorder and data storage and backup and the (ii) the Grantor's right, title and interest in and to each such license.

2.1.2 The last sentence of Section 7(q) of the Existing Security Agreement shall be amended in its entirety to read as follows:

The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which any of the Secured Parties is the securities intermediary.

2.2 Security Interests. As collateral security for the payment and satisfaction of the Secured Obligations, the Grantor hereby affirms, grants, pledges and assigns to the Secured Parties a continuing first priority security interest in and to all of the Excluded Assets.

ARTICLE 3 MISCELLANEOUS.

3.1 Counterparts. This Amendment No. 1 may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. A photocopied or facsimile signature shall be deemed to be the functional equivalent of a manually executed original for all purposes.

3.2 Ratification. The Existing Security Agreement, as amended by this Amendment No. 1, is and shall continue to be, in full force and effect, and each of the parties hereto hereby confirms, approves and ratifies in all respects the Existing Security Agreement, as amended by this Amendment No. 1. Without limiting the generality of the foregoing, the undersigned hereby confirm that the pledges and the security interest granted pursuant to the Existing Security Agreement continue to secure all of the Secured Obligations, including, without limitation, all obligations of the Borrower to the Secured Parties under the Notes.

3.3 Payment of Expenses. Without limiting other payment obligations of the Borrower set forth in the Security Agreement, the Borrower agrees to pay all costs and expenses incurred by the Secured Parties in connection with the preparation, execution and delivery of this Amendment No. 1 and any other documents, agreements and/or instruments which may be delivered in connection herewith.

3.4 Governing Law. This Amendment No. 1 shall be construed in accordance with, and governed by, the internal laws of the State of New York, without regard to the choice of law principles of such state.

3.5 References. From and after the effective date of this Amendment No. 1, each reference in the Existing Security Agreement to "this Agreement", "hereof", "hereunder" or words of like import, and all references to Security Agreement in any and all agreements, instruments, certificates and other documents, shall be deemed to mean the Existing Security Agreement, as modified and amended by this Amendment No. 1 and as the same may be further amended, modified or supplemented in accordance with the terms thereof.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be duly executed by their respective, duly authorized officers as of the date first above written.

MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC.

By: /s/ signed

Name:

Title:

SECURED PARTIES:

NARRAGANSETT I, L.P.

By: /s/ signed

Name:

Title:

NARRAGANSETT OFFSHORE, L.P.

by its Investment Manager,

Leo Holding, L.L.C.

By: /s/ signed

Name:

Title:

PEQUOT SCOUT FUND, L.P.

by its Investment Advisor,

Pequot Capital Management, Inc.

By: /s/ signed

Name:

Title:

SDS MERCHANT FUND, L.P.

by its Managing Member,

SDS Capital Partners, L.L.C.

By: /s/ signed

Name:

Title:

SCHEDULE I

HOLDERS

Narragansett I, L.P., a Delaware limited partnership

Narragansett Offshore Ltd., a Cayman Island corporation

Pequot Scout Fund, L.P., a Delaware limited partnership

SDS Merchant Fund, L.P., a Delaware limited partnership

SCHEDULE II

NOTES

The Amended and Restated Promissory Note issued by Merlin Software Technologies International, Inc. to SDS Merchant Fund, L.P., on July 22, 2002, in principal amount of US$ 3,656,527.

The Promissory Note issued by Merlin Software Technologies International, Inc. to SDS Merchant Fund, L.P., on July 22, 2002, in principal amount of US$ 300,000.

The Promissory Note issued by Merlin Software Technologies International, Inc. to SDS Merchant Fund, L.P., on July 22, 2002, in principal amount of US$ 250,000.

The Series B-1 Convertible Note issued by Merlin Software Technologies International, Inc. to SDS Merchant Fund, L.P., on May 23, 2002, in principal amount of US$ 42,223.73.

The Series B-1 Convertible Note issued by Merlin Software Technologies International, Inc. to Narragansett I, L.P., on May 23, 2002, in principal amount of US$ 393,336.93.

The Series B-1 Convertible Note issued by Merlin Software Technologies International, Inc. to Narragansett Offshore Ltd., on May 23, 2002, in principal amount of US$ 494,167.81.

The Series B-1 Convertible Note issued by Merlin Software Technologies International, Inc. to Pequot Scout Fund, L.P., on May 23, 2002, in principal amount of US$ 816,152.

The Series B-2 Convertible Note issued by Merlin Software Technologies International, Inc. to SDS Merchant Fund, L.P., on May 23, 2002, in principal amount of US$ 1,500,000.